KKR & Co. Inc. Reports Third Quarter 2020 Results
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NEW YORK, October 30, 2020 - KKR & Co. Inc. (NYSE: KKR) today reported its third quarter 2020 results.

GAAP Net Income (Loss) Attributable to KKR & Co. Inc. Common Stockholders(1) was $1,056.5 million and $466.3 million, respectively, for the quarter and nine months ended September 30, 2020. On a diluted basis, Net Income (Loss) Attributable to KKR & Co. Inc. Per Share of Common Stock was $1.79 and $0.80, respectively, for the quarter and nine months ended September 30, 2020. KKR & Co. Inc. Stockholders' Equity - Common Stockholders(1) was $10.6 billion as of September 30, 2020, or $18.72 Per Outstanding Share of Common Stock.

After-tax Distributable Earnings and After-tax Distributable Earnings Per Adjusted Share were $410.4 million and $0.48, respectively, for the quarter ended September 30, 2020 and were $1,091.3 million and $1.28, respectively, for the nine months ended September 30, 2020.

•	After-tax Distributable Earnings Per Adjusted Share of $0.48 and $1.28 for the quarter and nine months ended September 30, 2020 are both 4% higher compared to the comparable periods in 2019.

•	Distributable operating earnings was up 13% and 9% for the quarter and nine months ended September 30, 2020, respectively, compared to the comparable periods in 2019.

•
Assets Under Management and Fee Paying Assets Under Management were $234 billion and $177 billion, up 12% and 16%, respectively, over the last 12 months.  Uncalled commitments were $67 billion, up 19% year-over-year, of which $20 billion will contribute to Fee Paying Assets Under Management as that capital is either invested or enters its investment period.

•	Book Value was $18 billion or $20.26 per adjusted share as of September 30, 2020.

•	KKR’s regular dividend of $0.135 per common share was declared for the quarter ended September 30, 2020.

•
During the quarter, we raised $1.8 billion in net proceeds through Mandatory Convertible Preferred Stock and Senior Notes offerings to be used to finance the acquisition of Global Atlantic, which is expected to close in early 2021. (2)

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"KKR’s integrated business model delivered strong operating and financial performance in the third quarter and year-to-date,” said Henry R. Kravis and George R. Roberts, Co-Chairmen and Co-Chief Executive Officers of KKR. “In addition to strong investment performance and continued Book Value growth, 2020 is on pace to be the most active deployment and fundraising year in our history. We have confidence in our firm’s fundamentals and our opportunities for continued growth."

Note: KKR discloses in this earnings release certain financial measures, including after-tax distributable earnings, distributable revenues, distributable expenses, book value, book assets, and book liabilities, that are not calculated and presented in accordance with accounting principles generally accepted in the United States of America (“non-GAAP”). Such non-GAAP measures should be considered in addition to, and not a substitute for or superior to, financial measures calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in Exhibit A.

(1)
Represents only that portion of the business held by KKR & Co. Inc. and does not include the economic interests that are held by KKR Holdings L.P. Our non-GAAP financial results are presented prior to giving effect to the allocation of ownership interests between KKR & Co. Inc. and KKR Holdings L.P. and as such represents the business in total.

(2)	Global Atlantic refers to Global Atlantic Financial Group. The acquisition is subject to regulatory approvals and certain other customary closing conditions.

GAAP RESULTS
Net Income (Loss) Attributable to KKR & Co. Inc. Common Stockholders was $1,056.5 million for the quarter ended September 30, 2020, compared to $241.2 million for the quarter ended September 30, 2019. Net Income (Loss) Attributable to KKR & Co. Inc. Common Stockholders was $466.3 million for the nine months ended September 30, 2020, compared to $1,456.6 million for the nine months ended September 30, 2019.
Revenues for the quarter ended September 30, 2020 were $1,895.2 million compared to $790.5 million for the quarter ended September 30, 2019. The increase is primarily driven by (i) a higher level of carried interest and (ii) an increase in transaction fees and management fees. Revenues for the nine months ended September 30, 2020 were $2,225.7 million compared to $3,157.8 million for the nine months ended September 30, 2019. The decrease is primarily driven by a lower level of carried interest in the current period due to economic and market impacts of COVID-19.
Expenses for the quarter ended September 30, 2020 were $1,093.7 million compared to $619.5 million for the quarter ended September 30, 2019. The increase is primarily driven by higher accrued carried interest compensation. Expenses for the nine months ended September 30, 2020 were $1,754.1 million compared to $2,157.1 million for the nine months ended September 30, 2019. The decrease is primarily due to lower accrued carried interest compensation resulting from a lower level of carried interest accrued for the nine months ended September 30, 2020.
Total investment income (loss) for the quarter ended September 30, 2020 was $2,532.1 million compared to $218.8 million for the quarter ended September 30, 2019.The increase is primarily due to investment portfolio appreciation for the current quarter. Total investment income (loss) for the nine months ended September 30, 2020 was $430.8 million compared to $2,710.8 million for the nine months ended September 30, 2019. The decrease is attributable to net unrealized investment losses in the current period from our investment portfolio driven by the impact of COVID-19 on the economic outlook and overall market environment.
KKR & Co. Inc. Stockholders’ Equity - Common Stockholders per Outstanding Share of common stock was $18.72 as of September 30, 2020, up from $18.44 as of December 31, 2019. The increase was primarily attributable to the net income that is attributable to KKR & Co. Inc. common stockholders during the nine months of 2020, partially offset by dividends to common stockholders.

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NON-GAAP RESULTS
AFTER-TAX DISTRIBUTABLE EARNINGS
After-tax distributable earnings were $410.4 million for the quarter ended September 30, 2020, compared with $388.8 million in the comparable prior period. After-tax distributable earnings were $1,091.3 million for the nine months ended September 30, 2020, compared with $1,030.2 million in the comparable prior period.
After-tax distributable earnings increased in the quarterly period primarily due to increases in transaction fees, management fees, and realized investment income, partially offset by a decrease in realized performance income and a higher level of compensation expenses. The increase in the nine months ended September 30, 2020 is primarily attributable to increases in realized performance income and management fees, partially offset by a decrease in transaction fees. Management fees were $359.8 million for the quarter ended September 30, 2020 and $1,024.5 million for the nine months ended September 30, 2020, compared with $314.8 million and $910.1 million in the comparable prior periods. The increase in management fees for both periods reflects an overall higher level of FPAUM in each of the Private Markets and Public Markets business lines.
BOOK VALUE PER ADJUSTED SHARE
Book value per adjusted share was $20.26 as of September 30, 2020, up 5%, compared with $19.24 as of December 31, 2019. The increase was primarily attributable to net appreciation in the value of our investment portfolio and after-tax distributable earnings for the nine months of 2020 net of dividends to our shareholders. Our private equity portfolio appreciated 13.3% over the last twelve months.
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OPERATING METRICS
ASSETS UNDER MANAGEMENT
AUM was $233.8 billion as of September 30, 2020 compared to $221.8 billion as of June 30, 2020. The increase was primarily attributable to (i) appreciation in the value of our Private Markets and Public Markets portfolios and (ii) new capital raised primarily in our Asia private equity, real asset and private credit strategies. The increases were partially offset by distributions to limited partners in our private equity and private credit portfolios and redemptions in funds managed by our strategic partners.

FEE PAYING ASSETS UNDER MANAGEMENT
FPAUM was $177.3 billion as of September 30, 2020 compared to $160.3 billion as of June 30, 2020. The increase was primarily attributable to new capital raised in our Asia and core private equity strategies, real asset strategies, and leveraged and private credit strategies, partially offset by distributions to limited partners in our private equity portfolio, distributions across various Public Markets strategies and redemptions in funds managed by our strategic partners.
DIVIDENDS AND OTHER
A dividend of $0.135 per share of common stock has been declared for the third quarter of 2020, which will be paid on December 1, 2020 to holders of record of common stock as of the close of business on November 16, 2020.
A dividend of $0.421875 per share of Series A Preferred Stock has been declared and set aside for payment on December 15, 2020 to holders of record of Series A Preferred Stock as of the close of business on December 1, 2020. A dividend of $0.406250 per share of Series B Preferred Stock has been declared and set aside for payment on December 15, 2020 to holders of record of Series B Preferred Stock as of the close of business on December 1, 2020. A dividend of $1.0083 per share of Series C Mandatory Convertible Preferred Stock has been declared and set aside for payment on December 15, 2020 to holders of record of Series C Mandatory Convertible Preferred Stock as of the close of business on December 1, 2020.
The declaration and payment of any future dividends on preferred or common stock will be subject to the discretion of the board of directors of KKR & Co. Inc. based on a number of factors, including KKR’s future financial performance and other considerations that the board deems relevant, the terms of KKR & Co. Inc.'s certificate of incorporation and applicable law.  There can be no assurance that future dividends will be made as intended or at all or that any particular dividend policy for common stock will be maintained.

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SHARE REPURCHASE ACTIVITY (1)
KKR has a repurchase program, which may be used to repurchase shares in the open market as well as to reduce shares issuable to participants in its equity incentive plans. In total, as can be seen in the table below, KKR has used approximately $1.4 billion to either repurchase shares or retire equity awards since the inception of KKR’s share repurchase plan on October 27, 2015 through October 23, 2020.

Share Repurchase Activity -- October 27, 2015 through October 23, 2020 (2)
(Amounts in millions, except per share amounts)	Inception to Date
Open Market Share Repurchases	52.3
Reduction of Shares for Retired Equity Awards (3)	19.1
Total Repurchased Shares and Retired Equity Awards	71.4
Total Capital Used	$1,356
Average Price Paid Per Share (4)	$18.99
Remaining Availability under Current Share Repurchase Plan	$462

From December 31, 2019 through October 23, 2020, KKR used a total of approximately $324 million to repurchase 10.2 million shares in the open market and to retire equity awards representing 2.8 million shares that otherwise would have been issued to participants under the Equity Incentive Plans. During this period, open market purchases were made at an average cost of $24.14 per share. The timing, manner, price and amount of any common stock repurchases will be determined by KKR in its discretion and will depend on a variety of factors, including legal requirements, price and economic and market conditions. The program does not require KKR to repurchase any specific number of shares of common stock, and the program may be suspended, extended, modified or discontinued at any time.

(1)	References to the repurchase and reduction of shares relate to shares of KKR common stock.

(2)	KKR & Co. Inc.'s initial repurchase authorization was announced on October 27, 2015.

(3)
Refers to the retirement of equity awards issued pursuant to the Amended and Restated KKR & Co. Inc. 2010 Equity Incentive Plan and the KKR & Co. Inc. 2019 Equity Incentive Plan (collectively the "Equity Incentive Plans").

(4)
Average price paid per share reflects total capital used to repurchase shares and to retire equity awards from inception to October 23, 2020 divided by the total number of repurchased shares and retired equity awards.

CONFERENCE CALL
A conference call to discuss KKR's financial results will be held on Friday, October 30, 2020 at 10:00 a.m. ET. The conference call may be accessed by dialing (877) 407-0312 (U.S. callers) or +1 (201) 389-0899 (non-U.S. callers); a pass code is not required. Additionally, the conference call will be broadcast live over the Internet and may be accessed through the Investor Center section of KKR's website at https://ir.kkr.com/events-presentations/. A replay of the live broadcast will be available on KKR's website beginning approximately one hour after the live broadcast ends.
A slide presentation containing supplemental commentary about KKR's financial results for the fiscal quarter ended September 30, 2020 may be accessed through the Investor Center of the KKR website at https://ir.kkr.com/events-presentations/. The presentation will be referenced on the conference call discussed above.
From time to time, KKR may use its website as a channel of distribution of material company information. Financial and other important information regarding KKR is routinely posted and accessible on the Investor Center for KKR & Co. Inc. at https://ir.kkr.com/. In addition, you may automatically receive email alerts and other information about KKR by enrolling your email address at the “Email Alerts” area of the Investor Center on the website.
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ABOUT KKR
KKR is a leading global investment firm that manages multiple alternative asset classes, including private equity, credit and real assets, with strategic partners that manage hedge funds. KKR aims to generate attractive investment returns for its fund investors by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation with KKR portfolio companies. KKR invests its own capital alongside the capital it manages for fund investors and provides financing solutions and investment opportunities through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR's website at www.kkr.com and on Twitter @KKR_Co.
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FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements. Forward-looking statements relate to expectations, estimates, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, including but not limited to the statements with respect to: the declaration and payment of dividends in future quarters; the timing, manner and volume of repurchase of common stock pursuant to its repurchase program; the transaction to acquire all outstanding shares of Global Atlantic and expected timing of closing of the acquisition. The forward-looking statements are based on KKR’s beliefs, assumptions and expectations, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or are within its control. If a change occurs, KKR’s business, financial condition, liquidity and results of operations, including but not limited to dividends, tax assets, tax liabilities, AUM, FPAUM, after-tax distributable earnings, capital invested, syndicated capital, uncalled commitments, cash and short-term investments, fee related earnings, adjusted EBITDA, core interest expense and book value, debt levels, outstanding shares of common stock and capital structure may vary materially from those expressed in the forward-looking statements. The following factors, among others, could cause actual results to vary from the forward-looking statements: failure to realize the anticipated benefits within the expected timeframes from the planned acquisition of Global Atlantic; unforeseen liabilities or integration and other costs of the Global Atlantic acquisition and timing related thereto; ability to syndicate to potential co-investors; changes in Global Atlantic's business; any delays or difficulties in receiving regulatory approvals; failure to complete the Global Atlantic transaction; distraction of management or other diversion of resources within each company caused by the Global Atlantic transaction; retention of key Global Atlantic employees; Global Atlantic's ability to maintain business relationships during the pendency of and following the acquisition; the severity and duration of the COVID-19 pandemic; the pandemic's impact on the U.S. and global economies; federal, state and local governmental responses to the pandemic; whether KKR realizes all or any of the anticipated benefits from converting to a corporation (the "Conversion") and the timing of realizing such benefits; whether there are increased or unforeseen costs associated with the Conversion, including any adverse change in tax law; the volatility of the capital markets; failure to realize the benefits of or changes in KKR's or Global Atlantic's business strategies including the ability to realize the anticipated synergies from acquisitions, strategic partnerships or other transactions; availability, terms and deployment of capital; availability of qualified personnel and expense of recruiting and retaining such personnel; changes in the asset management or insurance industry, interest rates, credit spreads, currency exchange rates or the general economy; underperformance of KKR's or Global Atlantic's investments and decreased ability to raise funds; changes in Global Atlantic policyholders' behavior; any disruption in servicing Global Atlantic's insurance policies; the use of estimates and risk management in Global Atlantic's business; outcome of Global Atlantic's litigation and regulatory matters; and the degree and nature of KKR's and Global Atlantic's competition. All forward-looking statements speak only as of the date hereof. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law. In addition, KKR’s business strategy is focused on the long term and financial results are subject to significant volatility. Additional information about factors affecting KKR is available in KKR & Co. Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 18, 2020, quarterly reports on Form 10-Q for subsequent quarters and other filings with the SEC, which are available at www.sec.gov.
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CONTACT INFORMATION
Investor Relations:
Craig Larson
Tel: +1-877-610-4910 (U.S.) / +1-212-230-9410
investor-relations@kkr.com

Media:
Kristi Huller
Tel: +1-212-750-8300
media@kkr.com

GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(Amounts in thousands, except share and per share amounts)

	Quarter Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Revenues
Fees and Other	$563,340	$416,217	$1,337,385	$1,308,206
Capital Allocation-Based Income (Loss)	1,331,898	374,268	888,342	1,849,623
Total Revenues	1,895,238	790,485	2,225,727	3,157,829
Expenses
Compensation and Benefits	882,339	427,527	1,211,526	1,581,056
Occupancy and Related Charges	17,321	14,894	51,222	46,777
General, Administrative and Other	194,039	177,112	491,327	529,278
Total Expenses	1,093,699	619,533	1,754,075	2,157,111
Investment Income (Loss)
Net Gains (Losses) from Investment Activities	2,284,602	(4,590)	(179,033)	2,237,273
Dividend Income	116,379	147,989	295,047	187,744
Interest Income	354,865	344,140	1,040,052	1,068,378
Interest Expense	(223,709)	(268,747)	(725,245)	(782,601)
Total Investment Income (Loss)	2,532,137	218,792	430,821	2,710,794

Income Tax Expense (Benefit)	359,375	53,132	204,960	386,124

Net Income (Loss) Attributable to Noncontrolling Interests	1,909,458	87,058	206,225	1,843,781

Series A and B Preferred Stock Dividends	8,341	8,341	25,023	25,023

Net Income (Loss) Attributable to KKR & Co. Inc. Common Stockholders (1)	$1,056,502	$241,213	$466,265	$1,456,584

Net Income (Loss) Attributable to KKR & Co. Inc. Per Share of Common Stock (1)
Basic	$1.86	$0.44	$0.82	$2.69
Diluted (2)	$1.79	$0.43	$0.80	$2.63
Weighted Average Shares of Common Stock Outstanding (1)
Basic	562,425,576	546,336,936	560,124,947	541,631,675
Diluted (2)	589,116,387	559,532,065	569,910,981	554,786,356

GAAP CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (UNAUDITED)
(Amounts in thousands, except per share amounts)

	As of
	September 30, 2020	December 31, 2019

Assets
Cash and Cash Equivalents	$4,363,105	$2,346,713
Investments	60,990,162	54,936,268
Other Assets	5,302,066	3,616,338
Total Assets	$70,655,333	$60,899,319

Liabilities and Equity
Debt Obligations	$31,451,641	$27,013,284
Other Liabilities	5,160,062	3,383,661
Total Liabilities	36,611,703	30,396,945

Stockholders' Equity
KKR & Co. Inc. Stockholders' Equity - Series A and B Preferred Stock	482,554	482,554
KKR & Co. Inc. Stockholders' Equity - Series C Mandatory Convertible Preferred Stock	1,115,792	—
KKR & Co. Inc. Stockholders' Equity - Series I and II Preferred Stock, Common Stock (1)	10,599,310	10,324,936
Noncontrolling Interests	21,845,974	19,694,884
Total Equity	34,043,630	30,502,374
Total Liabilities and Equity	$70,655,333	$60,899,319

KKR & Co. Inc. Stockholders' Equity Per Outstanding Share of Common Stock (1)	$18.72	$18.44

(1)
As used in this press release, references to common stock for prior periods mean Class A common stock of KKR & Co. Inc. and references to Series I Preferred Stock and Series II Preferred Stock for prior periods mean Class B common stock and Class C common stock of KKR & Co. Inc., respectively.

(2)
Consistent with prior quarters, KKR Holdings L.P. units have been excluded from the calculation of diluted earnings per share of common stock since the exchange of these units would not dilute KKR’s respective ownership interests in the KKR Group Partnership L.P.

DISTRIBUTABLE REVENUES, DISTRIBUTABLE EXPENSES AND AFTER-TAX DISTRIBUTABLE EARNINGS (UNAUDITED)
(Amounts in thousands, except share and per share amounts)

DISTRIBUTABLE REVENUES

	Quarter Ended			Nine Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Distributable Revenues
Fees and Other, Net
Management Fees	$359,831	$332,861	$314,793	$1,024,450	$910,105
Transaction Fees	300,645	161,339	164,892	560,404	655,421
Monitoring Fees	28,824	26,902	27,546	86,875	79,621
Fee Credits	(115,442)	(75,111)	(61,308)	(226,167)	(274,278)
Total Fees and Other, Net	573,858	445,991	445,923	1,445,562	1,370,869

Realized Performance Income (Loss)
Carried Interest	217,978	345,665	296,344	924,974	838,608
Incentive Fees	16,223	9,733	11,184	36,913	52,485
Total Realized Performance Income (Loss)	234,201	355,398	307,528	961,887	891,093

Realized Investment Income (Loss)
Net Realized Gains (Losses)	172,224	36,536	26,529	215,430	146,334
Interest Income and Dividends	88,191	53,789	183,705	280,474	312,969
Total Realized Investment Income (Loss)	260,415	90,325	210,234	495,904	459,303

Total Distributable Revenues	$1,068,474	$891,714	$963,685	$2,903,353	$2,721,265

DISTRIBUTABLE EXPENSES

	Quarter Ended			Nine Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Distributable Expenses
Compensation and Benefits (1)	$427,396	$356,614	$385,237	$1,161,240	$1,088,552
Occupancy and Related Charges	13,639	13,964	14,141	41,717	44,586
Other Operating Expenses	76,163	72,051	77,532	227,842	235,285
Total Distributable Expenses	$517,198	$442,629	$476,910	$1,430,799	$1,368,423

AFTER-TAX DISTRIBUTABLE EARNINGS

	Quarter Ended			Nine Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
After-tax Distributable Earnings
(+) Total Distributable Revenues	$1,068,474	$891,714	$963,685	$2,903,353	$2,721,265
(-) Total Distributable Expenses	517,198	442,629	476,910	1,430,799	1,368,423
(=) Total Distributable Operating Earnings	551,276	449,085	486,775	1,472,554	1,352,842
(-) Interest Expense	54,458	50,784	48,326	152,676	139,315
(-) Series A and B Preferred Dividends	8,341	8,341	8,341	25,023	25,023
(-) Income (Loss) Attributable to Noncontrolling Interests	2,709	1,002	881	4,800	3,104
(-) Income Taxes Paid	75,413	63,315	40,429	198,763	155,237
After-tax Distributable Earnings	$410,355	$325,643	$388,798	$1,091,292	$1,030,163

After-tax Distributable Earnings Per Adjusted Share	$0.48	$0.39	$0.46	$1.28	$1.23
Weighted Average Adjusted Shares (2)	861,854,785	845,065,077	842,585,116	851,501,835	839,255,710

Assets Under Management	$233,808,800	$221,756,700	$208,427,000	$233,808,800	$208,427,000
Fee Paying Assets Under Management	$177,290,200	$160,329,800	$152,997,400	$177,290,200	$152,997,400
Capital Invested and Syndicated Capital	$10,019,100	$6,877,800	$5,043,800	$22,059,000	$18,222,900
Uncalled Commitments	$67,077,600	$66,818,800	$56,605,200	$67,077,600	$56,605,200

Fee Related Earnings	$318,900	$244,582	$250,414	$799,635	$759,874

(1)
Includes equity-based compensation of $42.5 million, $39.9 million, and $54.4 million for the quarters ended September 30, 2020, June 30, 2020, and September 30, 2019, respectively, and $133.4 million and $157.9 million for the nine months ended September 30, 2020 and 2019, respectively.

(2)
Includes shares of KKR & Co. Inc. common stock assuming conversion of all of the Series C Mandatory Convertible Preferred Stock. See Exhibit A for KKR's Weighted Average GAAP Shares of Common Stock Outstanding to Weighted Average Adjusted Shares.

SCHEDULE OF SELECTED SUPPLEMENTAL FINANCIAL INFORMATION (UNAUDITED)
(Amounts in thousands)

PRIVATE MARKETS BUSINESS LINE REVENUES & OPERATING METRICS

	Quarter Ended			Nine Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Fees and Other, Net
Management Fees	$241,788	$223,221	$202,632	$682,269	$578,494
Transaction Fees	133,943	85,478	63,580	236,289	298,893
Monitoring Fees	28,824	26,902	27,546	86,875	79,621
Fee Credits	(107,275)	(69,273)	(44,625)	(192,027)	(224,546)
Total Fees and Other, Net	$297,280	$266,328	$249,133	$813,406	$732,462

Realized Performance Income (Loss)
Carried Interest	$217,978	$345,665	$281,494	$889,334	$813,858
Incentive Fees	701	885	—	2,723	1,485
Total Realized Performance Income (Loss)	$218,679	$346,550	$281,494	$892,057	$815,343

Assets Under Management	$135,758,500	$124,828,200	$114,368,500	$135,758,500	$114,368,500
Fee Paying Assets Under Management	$90,351,000	$77,356,100	$73,824,100	$90,351,000	$73,824,100
Capital Invested	$6,232,000	$5,506,000	$2,372,100	$13,172,000	$9,624,400
Uncalled Commitments	$56,202,000	$55,427,200	$46,579,800	$56,202,000	$46,579,800

PUBLIC MARKETS BUSINESS LINE REVENUES & OPERATING METRICS

	Quarter Ended			Nine Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Fees and Other, Net
Management Fees	$118,043	$109,640	$112,161	$342,181	$331,611
Transaction Fees	8,436	6,423	17,313	36,228	53,241
Fee Credits	(8,167)	(5,838)	(16,683)	(34,140)	(49,732)
Total Fees and Other, Net	$118,312	$110,225	$112,791	$344,269	$335,120

Realized Performance Income (Loss)
Carried Interest	$—	$—	$14,850	$35,640	$24,750
Incentive Fees	15,522	8,848	11,184	34,190	51,000
Total Realized Performance Income (Loss)	$15,522	$8,848	$26,034	$69,830	$75,750

Assets Under Management	$98,050,300	$96,928,500	$94,058,500	$98,050,300	$94,058,500
Fee Paying Assets Under Management	$86,939,200	$82,973,700	$79,173,300	$86,939,200	$79,173,300
Capital Invested	$1,708,300	$1,158,900	$2,021,200	$6,509,300	$6,041,400
Uncalled Commitments	$10,875,600	$11,391,600	$10,025,400	$10,875,600	$10,025,400

CAPITAL MARKETS BUSINESS LINE REVENUES & OPERATING METRICS

	Quarter Ended			Nine Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019

Transaction Fees	$158,266	$69,438	$83,999	$287,887	$303,287

Syndicated Capital	$2,078,800	$212,900	$650,500	$2,377,700	$2,557,100

PRINCIPAL ACTIVITIES BUSINESS LINE REVENUES

	Quarter Ended			Nine Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Realized Investment Income (Loss)
Net Realized Gains (Losses)	$172,224	$36,536	$26,529	$215,430	$146,334
Interest Income and Dividends	88,191	53,789	183,705	280,474	312,969
Total Realized Investment Income (Loss)	$260,415	$90,325	$210,234	$495,904	$459,303

BOOK ASSETS, BOOK LIABILITIES AND BOOK VALUE (UNAUDITED)
(Amounts in thousands, except share and per share amounts)

BOOK ASSETS

	As of
	September 30, 2020		December 31, 2019
Book Assets
Cash and Short-term Investments	$4,994,772		$2,783,905
Investments	14,042,391	(1)	13,026,387
Net Unrealized Carried Interest	1,884,642	(2)	1,982,251	(2)
Tax Assets	139,605		111,719
Other Assets	4,187,603		3,716,189
Total Book Assets	$25,249,013		$21,620,451

BOOK LIABILITIES

	As of
	September 30, 2020		December 31, 2019
Book Liabilities
Debt Obligations - KKR (ex-KFN)	$4,642,479		$3,097,460
Debt Obligations - KFN	948,517		948,517
Tax Liabilities	254,211		169,997
Other Liabilities	1,083,694		514,236
Total Book Liabilities	$6,928,901		$4,730,210

BOOK VALUE

	As of
	September 30, 2020		December 31, 2019
Book Value
(+) Total Book Assets	$25,249,013		$21,620,451
(-) Total Book Liabilities	6,928,901		4,730,210
(-) Noncontrolling Interests	31,089		26,291
(-) Series A and B Preferred Stock	500,000		500,000
Book Value	$17,789,023		$16,363,950

Book Value Per Adjusted Share	$20.26		$19.24
Adjusted Shares	877,876,658		850,388,924

Note: As of September 30, 2020, KKR had a (i) $1.0 billion revolving credit facility, which was undrawn, and (ii) $1.3 billion in revolving credit facilities for use in its capital markets business, which were also undrawn.

(1)	See schedule of investments that follows on the next page.

(2)	The following table provides net unrealized carried interest by business line:

	As of
	September 30, 2020	December 31, 2019
Private Markets Business Line	$1,865,042	$1,832,581
Public Markets Business Line	19,600	149,670
Total	$1,884,642	$1,982,251

SCHEDULE OF INVESTMENTS (UNAUDITED) (1)
(Amounts in thousands, except percentage amounts)

As of September 30, 2020

Investments	Fair Value

Private Equity Funds / SMAs	$5,939,123
Private Equity Co-Investments and Other Equity	4,024,203
Private Equity Total	9,963,326

Energy	687,477
Real Estate	1,149,910
Infrastructure	566,391
Real Assets Total	2,403,778

Alternative Credit	559,823
CLOs	695,471
Other Credit	155,423
Credit Total	1,410,717

Other	264,570

Total Investments	$14,042,391

	As of September 30, 2020

Significant Investments: (3)	Fair Value	Fair Value as a % of Total Investments
Fiserv, Inc.	$1,468,909	10.5%
USI, Inc.	884,610	6.3%
BridgeBio Pharma Inc.	514,082	3.7%
PetVet Care Centers, LLC	486,376	3.5%
Heartland Dental, LLC	473,590	3.4%
Total Significant Investments	3,827,567	27.4%

Other Investments	10,214,824	72.6%
Total Investments	$14,042,391	100.0%

(1)
Investments is a term used solely for purposes of financial presentation of a portion of KKR’s balance sheet and includes majority ownership of subsidiaries that operate KKR’s asset management and other businesses, including the general partner interests of KKR’s investment funds.

(2)
Private Equity includes KKR private equity funds, co-investments alongside such KKR sponsored private equity funds, core private equity funds and other opportunistic investments. Equity investments in other asset classes, such as energy, real estate, and alternative credit appear in these other asset classes.

(3)
Significant Investments include the top five investments based on their fair values as of September 30, 2020. Significant Investments exclude (i) investments expected to be syndicated, (ii) investments expected to be transferred in connection with a new fundraising, and (iii) investments in funds and other entities that are owned by one or more third parties and established for the purpose of making investments. Accordingly, this list of Significant Investments should not be relied upon as a substitute for the "Holdings by Asset Class" pie chart above for information about the asset class exposure of KKR's balance sheet. The fair value figures include the co-investment and the limited partner and/or general partner interests held by KKR in the underlying investment, if applicable.

ASSETS UNDER MANAGEMENT (UNAUDITED)
(Amounts in thousands)

	Private Markets Business Line	Public Markets Business Line		Total
Quarter Ended September 30, 2020
June 30, 2020	$124,828,200	$96,928,500		$221,756,700
New Capital Raised	5,754,000	2,916,700		8,670,700
Distributions and Other	(2,447,100)	(5,655,700)	(1)	(8,102,800)
Change in Value	7,623,400	3,860,800		11,484,200
September 30, 2020	$135,758,500	$98,050,300		$233,808,800

Nine Months Ended September 30, 2020
December 31, 2019	$119,274,700	$99,080,400		$218,355,100
New Capital Raised	20,193,000	11,999,400		32,192,400
Distributions and Other	(10,253,900)	(11,822,800)	(2)	(22,076,700)
Change in Value	6,544,700	(1,206,700)		5,338,000
September 30, 2020	$135,758,500	$98,050,300		$233,808,800

Trailing Twelve Months Ended September 30, 2020
September 30, 2019	$114,368,500	$94,058,500		$208,427,000
New Capital Raised	24,069,600	15,801,300		39,870,900
Impact of Other Transactions	—	2,172,900	(3)	2,172,900
Distributions and Other	(13,096,100)	(13,549,400)	(4)	(26,645,500)
Change in Value	10,416,500	(433,000)		9,983,500
September 30, 2020	$135,758,500	$98,050,300		$233,808,800

(1)	Includes $4,270.3 million of redemptions by fund investors.

(2)	Includes $8,816.9 million of redemptions by fund investors.

(3)	Includes KKR's incremental pro rata portion of AUM of $2,172.9 million managed by Marshall Wace LLP due to an additional 5% interest acquired by KKR on November 22, 2019.

(4)	Includes $10,254.8 million of redemptions by fund investors.

FEE PAYING ASSETS UNDER MANAGEMENT (UNAUDITED)
(Amounts in thousands)

	Private Markets Business Line	Public Markets Business Line		Total
Quarter Ended September 30, 2020
June 30, 2020	$77,356,100	$82,973,700		$160,329,800
New Capital Raised	15,370,800	3,194,200		18,565,000
Distributions and Other	(771,900)	(2,489,700)	(1)	(3,261,600)
Net Changes in Fee Base of Certain Funds (2)	(2,177,800)	—		(2,177,800)
Change in Value	573,800	3,261,000		3,834,800
September 30, 2020	$90,351,000	$86,939,200		$177,290,200

Nine Months Ended September 30, 2020
December 31, 2019	$76,918,100	$84,291,700		$161,209,800
New Capital Raised	18,773,900	11,384,900		30,158,800
Distributions and Other	(4,747,500)	(9,071,900)	(3)	(13,819,400)
Net Changes in Fee Base of Certain Funds (2)	(2,177,800)	—		(2,177,800)
Change in Value	1,584,300	334,500		1,918,800
September 30, 2020	$90,351,000	$86,939,200		$177,290,200

Trailing Twelve Months Ended September 30, 2020
September 30, 2019	$73,824,100	$79,173,300		$152,997,400
New Capital Raised	22,807,800	15,217,100		38,024,900
Impact of Other Transactions	—	2,172,900	(4)	2,172,900
Distributions and Other	(5,584,800)	(10,619,600)	(5)	(16,204,400)
Net Changes in Fee Base of Certain Funds (2)	(2,418,300)	—		(2,418,300)
Change in Value	1,722,200	995,500		2,717,700
September 30, 2020	$90,351,000	$86,939,200		$177,290,200

(1)	Includes $1,828.8 million of redemptions by fund investors.

(2)	Represents the impact of certain funds entering their post-investment period.

(3)	Includes $5,616.3 million of redemptions by fund investors.

(4)	Includes KKR's incremental pro rata portion of FPAUM of $2,172.9 million managed by Marshall Wace LLP due to an additional 5% interest acquired by KKR on November 22, 2019.

(5)	Includes $6,974.0 million of redemptions by fund investors.

INVESTMENT VEHICLE SUMMARY (UNAUDITED)
As of September 30, 2020
(Amounts in millions, except percentages)

	Investment Period		Amount
	Start Date	End Date	Commitment	Uncalled Commitments	Percentage Committed by General Partner	Invested	Realized	Remaining Cost	Remaining Fair Value
Private Markets Business Line

Private Equity and Growth Funds
Americas Fund XII	1/2017	1/2023	$13,500.0	$6,433.0	5.8%	$7,174.4	$192.3	$7,072.3	$11,226.3
North America Fund XI	9/2012	1/2017	8,718.4	546.1	2.9%	9,609.9	11,986.8	4,866.9	8,848.3
2006 Fund (1)	9/2006	9/2012	17,642.2	247.4	2.1%	17,309.3	31,683.5	2,926.1	4,730.6
Millennium Fund (1)	12/2002	12/2008	6,000.0	—	2.5%	6,000.0	14,123.1	—	6.1
European Fund V	3/2019	7/2025	6,401.0	4,362.6	1.8%	2,038.4	—	2,038.4	2,401.8
European Fund IV	12/2014	3/2019	3,516.6	266.2	5.7%	3,372.9	3,024.0	2,172.1	3,404.4
European Fund III (1)	3/2008	3/2014	5,513.1	153.3	5.2%	5,359.8	10,524.4	336.7	284.5
European Fund II (1)	11/2005	10/2008	5,750.8	—	2.1%	5,750.8	8,507.4	—	34.3
Asian Fund IV	7/2020	7/2026	13,096.3	13,096.3	7.6%	—	—	—	—
Asian Fund III	4/2017	7/2020	9,000.0	3,719.3	5.6%	5,640.1	1,238.1	5,266.8	6,977.3
Asian Fund II	4/2013	4/2017	5,825.0	36.5	1.3%	6,802.5	4,779.1	4,107.5	5,159.6
Asian Fund (1)	7/2007	4/2013	3,983.3	—	2.5%	3,974.3	8,723.3	17.1	29.8
China Growth Fund (1)	11/2010	11/2016	1,010.0	—	1.0%	1,010.0	831.9	531.1	428.2
Next Generation Technology Growth Fund II	12/2019	12/2025	2,088.3	1,463.6	7.2%	624.7	—	624.7	697.9
Next Generation Technology Growth Fund	3/2016	12/2019	658.9	6.8	22.5%	658.3	290.7	545.8	986.4
Health Care Strategic Growth Fund	12/2016	12/2021	1,331.0	917.9	11.3%	503.9	95.9	410.7	771.0
Global Impact Fund	2/2019	2/2025	1,242.2	804.7	8.1%	437.5	—	437.5	482.1
Total Private Equity and Growth Funds			105,277.1	32,053.7		76,266.8	96,000.5	31,353.7	46,468.6

Co-Investment Vehicles and Other	Various	Various	10,494.0	3,232.7	Various	7,535.3	5,299.5	4,957.7	6,463.0

Total Private Equity			115,771.1	35,286.4		83,802.1	101,300.0	36,311.4	52,931.6

Core Investment Vehicles	Various	Various	9,900.3	3,512.2	35.6%	6,388.1	—	6,388.1	8,852.3

Real Assets
Energy Income and Growth Fund II	6/2018	6/2021	994.2	587.6	20.1%	416.3	9.6	407.1	396.5
Energy Income and Growth Fund	9/2013	6/2018	1,974.2	54.8	12.9%	1,967.9	785.9	1,288.3	995.0
Natural Resources Fund (1)	Various	Various	887.4	0.9	Various	886.5	123.2	194.2	71.2
Global Energy Opportunities	Various	Various	914.1	170.3	Various	518.4	138.1	347.6	216.6
Global Infrastructure Investors III	6/2018	6/2024	7,191.2	4,503.9	3.8%	2,856.8	169.5	2,799.2	2,891.7
Global Infrastructure Investors II	10/2014	6/2018	3,040.6	161.1	4.1%	3,119.4	2,667.7	2,067.1	2,425.0
Global Infrastructure Investors	9/2011	10/2014	1,040.2	25.1	4.8%	1,046.7	2,096.7	129.3	110.4
Asia Pacific Infrastructure Investors	1/2020	1/2026	2,805.6	2,805.6	8.9%	—	—	—	—
Real Estate Partners Americas II	5/2017	12/2020	1,921.2	787.7	7.8%	1,311.4	421.7	1,106.8	1,265.2
Real Estate Partners Americas	5/2013	5/2017	1,229.1	148.2	16.3%	1,010.7	1,354.5	199.9	98.1
Real Estate Partners Europe	9/2015	12/2019	713.1	198.5	9.6%	586.3	154.0	506.4	621.5
Real Estate Credit Opportunity Partners II	4/2019	6/2022	950.0	626.0	5.3%	324.0	5.9	324.0	318.4
Real Estate Credit Opportunity Partners	2/2017	4/2019	1,130.0	122.2	4.4%	1,007.8	210.9	1,007.8	937.1
Property Partners Americas	12/2019	(2)	2,012.5	1,686.7	24.8%	325.8	—	325.8	356.4
Co-Investment Vehicles and Other	Various	Various	6,791.9	4,029.4	Various	2,762.5	900.2	2,758.8	3,233.4
Total Real Assets			33,595.3	15,908.0		18,140.5	9,037.9	13,462.3	13,936.5

Unallocated Commitments (3)			1,068.7	1,068.7	Various	—	—	—	—

Private Markets Total			160,335.4	55,775.3		108,330.7	110,337.9	56,161.8	75,720.4

Public Markets Business Line (4)

Alternative Credit
Dislocation Opportunities Fund	5/2020	11/2021	2,797.3	2,441.3	14.3%	356.0	7.2	355.9	431.1
Special Situations Fund II	2/2015	3/2019	3,524.7	528.4	9.0%	2,996.3	769.8	2,508.3	2,127.0
Special Situations Fund	1/2013	1/2016	2,274.3	1.3	11.6%	2,273.0	1,552.4	1,313.3	509.1
Mezzanine Partners	7/2010	3/2015	1,022.8	102.7	4.4%	920.1	1,092.1	255.4	153.3
Private Credit Opportunities Partners II	12/2015	12/2020	2,245.1	668.7	2.2%	1,576.4	138.3	1,529.6	1,574.6
Lending Partners III	4/2017	11/2021	1,497.8	836.4	1.7%	661.4	167.8	661.4	669.6
Lending Partners II	6/2014	6/2017	1,335.9	156.8	3.7%	1,179.1	1,100.7	529.9	219.3
Lending Partners	12/2011	12/2014	460.2	53.0	15.2%	407.2	450.7	118.5	17.3
Lending Partners Europe II	6/2019	9/2023	836.6	836.6	6.7%	—	—	—	—
Lending Partners Europe	3/2015	3/2019	847.6	212.3	5.0%	635.3	229.8	535.8	372.6
Total Alternative Credit			16,842.3	5,837.5		11,004.8	5,508.8	7,808.1	6,073.9

Other Alternative Credit Vehicles	Various	Various	10,769.4	4,765.7	Various	6,003.7	3,616.3	4,097.7	3,887.9

Unallocated Commitments (3)			124.3	124.3	Various	—	—	—	—

Public Markets Total			27,736.0	10,727.5		17,008.5	9,125.1	11,905.8	9,961.8

Total Eligible To Receive Carried Interest			$188,071.4	$66,502.8		$125,339.2	$119,463.0	$68,067.6	$85,682.2

(1)	The "Invested" and "Realized" columns do not include the amounts of any realized investments that restored the unused capital commitments of the fund investors, if any.

(2)	Open ended fund.

(3)	Represents unallocated commitments from our strategic investor partnerships.

(4)	The "Commitment" and "Uncalled Commitments" columns include income that is eligible to be reinvested if permitted under the terms of the investment vehicle agreements.

INVESTMENT VEHICLE SUMMARY (UNAUDITED) (CONTINUED)
As of September 30, 2020
(Amounts in millions)

	Uncalled Commitments	Remaining Fair Value	Total

Carried Interest Eligible	$66,502.8	$85,682.2	$152,185.0
Incentive Fee Eligible
Hedge Fund Partnerships (1)	—	19,914.5	19,914.5
Business Development Companies (BDCs)	—	14,749.0	14,749.0
KKR Real Estate Finance Trust Inc.	—	1,128.7	1,128.7
Other	—	5,405.4	5,405.4
Total Carried Interest and Incentive Fee Eligible	66,502.8	126,879.8	193,382.6
Collateralized Loan Obligations (CLOs)	—	17,185.9	17,185.9
Leveraged Credit / Hedge Fund Partnerships (1) / Other	574.8	22,665.5	23,240.3
Total Assets Under Management	$67,077.6	$166,731.2	$233,808.8

(1)
Represents KKR's pro rata portion of AUM of hedge fund managers in which KKR holds a minority ownership interest. Total AUM for Hedge Fund Partnerships is $23,469.9 million, of which $19,914.5 million is incentive fee eligible.

KKR’S PORTION OF TOTAL UNCALLED COMMITMENTS TO ITS INVESTMENT FUNDS
(Amounts in thousands)

	As of
	September 30, 2020	December 31, 2019
Private Markets Business Line	$5,140,600	$4,551,500
Public Markets Business Line	603,400	689,700
Total	$5,744,000	$5,241,200

INFORMATION ON NON-GAAP AND OTHER MEASURES & DEFINTIONS (UNAUDITED)

KKR operates through one operating and reportable segment. Management makes operating decisions and assesses performance of our business prior to giving effect to the (i) allocation of income (loss) between KKR & Co. Inc. and KKR Holdings L.P.; (ii) consolidation of the investment funds and collateralized financing entities that KKR manages; and (iii) other consolidated entities that are not subsidiaries of KKR & Co. Inc.
KKR discloses the following financial measures in this earnings release that are calculated and presented using methodologies other than in accordance with GAAP: after-tax distributable earnings, after-tax distributable earnings per adjusted share, book value, book value per adjusted share, book assets, book liabilities, distributable revenues, distributable expenses and fee related earnings. We believe that providing these performance measures on a supplemental basis to our GAAP results is helpful to stockholders in assessing the overall performance of KKR’s businesses. These financial measures should not be considered as a substitute for similar financial measures calculated in accordance with GAAP, if available. In addition, we caution readers that these non-GAAP financial measures may differ from the calculations of other investment managers, and as a result, may not be comparable to similarly titled measures presented by other investment managers. These non-GAAP measures are presented in this earnings release as KKR’s operating results, which were previously referred to as segment results. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, where applicable, are included in Exhibit A.
Adjusted shares represents shares of common stock of KKR & Co. Inc. outstanding under GAAP adjusted to include shares issuable upon exchange of all units of KKR Holdings L.P. and the number of assumed shares of common stock issuable upon conversion of our Series C Mandatory Convertible Preferred Stock ("MCPS"). We believe providing adjusted shares is useful to stockholders as it provides insight into the calculation of amounts available for distribution as dividends on a per adjusted share basis assuming all units of KKR Holdings L.P. and all shares of MCPS are exchanged and converted, respectively, to shares of common stock. Weighted average adjusted shares is used in the calculation of after-tax distributable earnings per adjusted share and adjusted shares is used in the calculation of book value per adjusted share.

After-tax distributable earnings is a non-GAAP performance measure of KKR’s earnings excluding mark-to-market gains (losses) after interest expense, Series A and B preferred dividends, noncontrolling interests and income taxes paid. It is used by management to assess the net realized earnings of KKR for a given reporting period, after deducting equity-based compensation under the Equity Incentive Plans and adjusting to exclude the impact of strategic corporate transaction-related charges and non-recurring items, if any. KKR believes that after-tax distributable earnings is useful to stockholders as it aligns KKR’s net realization performance with the manner in which KKR receives its revenues and determines the compensation of its employees. MCPS dividends have been excluded from after-tax distributable earnings because the definition of adjusted shares used to calculate after-tax distributable earnings per adjusted share assumes that all shares of MCPS have been converted to shares of common stock. After-tax distributable earnings does not represent and is not used to calculate actual dividends under KKR’s dividend policy. Equity-based compensation expense is included in after-tax distributable earnings as a component of compensation expense in order to reflect the dilutive nature of these non-cash equity-based awards. Income taxes paid represents the implied amount of income taxes that would be paid assuming that all pre-tax distributable earnings were allocated to KKR & Co. Inc. and taxed at the same effective rate, which would occur following an exchange of all KKR Holdings units for common stock of KKR & Co. Inc. Income taxes paid also includes amounts paid pursuant to the tax receivable agreement.
Assets under management ("AUM") represent the assets managed or advised by KKR from which KKR is entitled to receive fees or a carried interest (either currently or upon deployment of capital), general partner capital, and assets managed or advised by our strategic BDC partnership and the hedge fund and other managers in which KKR holds an ownership interest. We believe this measure is useful to stockholders as it provides additional insight into the capital raising activities of KKR and its hedge fund and other managers and the overall activity in their investment funds and other managed capital. KKR calculates the amount of AUM as of any date as the sum of: (i) the fair value of the investments of KKR's investment funds; (ii) uncalled capital commitments from these funds, including uncalled capital commitments from which KKR is currently not earning management fees or carried interest; (iii) the fair value of investments in KKR's co-investment vehicles; (iv) the par value of outstanding CLOs (excluding CLOs wholly-owned by KKR); (v) KKR's pro rata portion of the AUM of hedge fund and other managers in which KKR holds an ownership interest; (vi) all AUM of the strategic BDC partnership with FS Investments; and (vii) the fair value of other assets managed by KKR. The pro rata portion of the AUM of hedge fund and other managers is calculated based on KKR’s percentage ownership interest in such entities multiplied by such entity’s respective AUM. KKR's definition of AUM is not based on any definition of AUM that may be set forth in the agreements governing the investment funds, vehicles or accounts that it manages or calculated pursuant to any regulatory definitions.
Book assets is a non-GAAP performance measure that represents cash and short-term investments, investments, net unrealized carried interest, tax assets, and other assets of KKR presented on a basis that deconsolidates (i) KKR's investment funds and collateralized financing entities that KKR manages and (ii) other consolidated entities that are not subsidiaries of KKR & Co. Inc. We believe this measure is useful to stockholders as it provides additional insight into the assets of KKR that are used to operate its business lines. As used in this definition, cash and short-term investments represent cash and liquid short-term investments in high-grade, short-duration cash management strategies used by KKR to generate additional yield.

Book liabilities is a non-GAAP performance measure that represents the debt obligations of KKR (including KFN), tax liabilities, and other liabilities of KKR presented on a basis that deconsolidates (i) KKR's investment funds and collateralized financing entities that KKR manages and (ii) other consolidated entities that are not subsidiaries of KKR & Co. Inc. We believe this measure is useful to stockholders as it provides additional insight into the liabilities of KKR excluding the liabilities that are allocated to noncontrolling interest holders and to the holders of the Series A and Series B Preferred Stock.
Book value is a non-GAAP performance measure of the net assets of KKR and is used by management primarily in assessing the unrealized value of KKR’s book assets after deducting for book liabilities, noncontrolling interests and Series A and B Preferred Stock. We believe this measure is useful to stockholders as it provides additional insight into the net assets of KKR excluding those net assets that are allocated to noncontrolling interest holders and to the holders of the Series A and B Preferred Stock. KKR's book value includes the net impact of KKR's tax assets and liabilities as prepared under GAAP. MCPS has been included in book value, because the definition of adjusted shares used to calculate book value per adjusted share assumes that all shares of MCPS have been converted to shares of common stock.
Capital invested is the aggregate amount of capital invested by (i) KKR’s investment funds, (ii) KKR's Principal Activities business line as a co-investment, if any, alongside KKR’s investment funds, and (iii) KKR's Principal Activities business line in connection with a syndication transaction conducted by KKR's Capital Markets business line, if any. Capital invested is used as a measure of investment activity at KKR during a given period. We believe this measure is useful to stockholders as it provides a measure of capital deployment across KKR’s business lines. Capital invested includes investments made using investment financing arrangements like credit facilities, as applicable.  Capital invested excludes (i) investments in certain leveraged credit strategies, (ii) capital invested by KKR’s Principal Activities business line that is not a co-investment alongside KKR’s investment funds, and (iii) capital invested by KKR’s Principal Activities business line that is not invested in connection with a syndication transaction by KKR’s Capital Markets business line. Capital syndicated by KKR's Capital Markets business line to third parties other than KKR’s investment funds or Principal Activities business line is not included in capital invested.  See also syndicated capital.
Distributable revenues is a non-GAAP performance measure that represents the realized revenues (which excludes unrealized carried interest and unrealized net gains (losses)) generated by KKR and is the sum of (i) fees and other, net, (ii) realized performance income (loss) and (iii) realized investment income (loss). KKR believes that distributable revenues is useful to stockholders as it provides insight into the realized revenue generated by KKR's business lines.
Distributable expenses is a non-GAAP performance measure that represents the expenses of KKR and is the sum of (i) compensation and benefits (excluding unrealized performance income compensation), (ii) occupancy and related charges and (iii) other operating expenses. KKR believes that distributable expenses is useful to stockholders as it provides insight into the costs expended in connection with generating KKR's distributable revenues.
Distributable operating earnings is a non-GAAP performance measure that represents after-tax distributable earnings before interest expense, preferred dividends, income (loss) attributable to noncontrolling interests and income taxes paid. We believe distributable operating earnings is useful to stockholders as it provides a supplemental measure of our operating performance without taking into account items that we do not believe relate directly to KKR's operations.
Fee paying AUM ("FPAUM") represents only the AUM from which KKR is entitled to receive management fees. We believe this measure is useful to stockholders as it provides additional insight into the capital base upon which KKR earns management fees. FPAUM is the sum of all of the individual fee bases that are used to calculate KKR's and its hedge fund and BDC partnership management fees and differs from AUM in the following respects: (i) assets and commitments from which KKR is not entitled to receive a management fee are excluded (e.g., assets and commitments with respect to which it is entitled to receive only carried interest or is otherwise not currently entitled to receive a management fee) and (ii) certain assets, primarily in its private equity funds, are reflected based on capital commitments and invested capital as opposed to fair value because fees are not impacted by changes in the fair value of underlying investments.
Fee related earnings is a non-GAAP supplemental performance measure of earnings of KKR before performance income and investment income. KKR believes this measure may be useful to stockholders as it may provide additional insight into the profitability of KKR’s fee generating management companies and capital markets businesses. Fee related earnings is calculated as KKR’s total Fees and Other, Net, multiplied by KKR’s distributable operating margin. For purposes of the fee related earnings calculation, distributable operating margin is calculated as distributable operating earnings, before equity-based compensation, divided by total distributable revenues.
Syndicated capital is the aggregate amount of capital in transactions originated by KKR and its investment funds and carry-yielding co-investment vehicles, which has been distributed to third parties, generally in exchange for a fee. It does not include (i) capital invested in such transactions by KKR investment funds and carry-yielding co-investment vehicles, which is instead reported in capital invested, (ii) debt capital that is arranged as part of the acquisition financing of transactions originated by KKR investment funds, and (iii) debt capital that is either underwritten or arranged on a best efforts basis. Syndicated capital is used as a measure of investment activity for KKR during a given period, and we believe that this measure is useful to stockholders as it provides additional insight into levels of syndication activity in KKR's Capital Markets business line and across KKR's investment platform.
Uncalled commitments is the aggregate amount of unfunded capital commitments that KKR’s investment funds and carry-paying co-investment vehicles have received from partners to contribute capital to fund future investments. We believe this measure is useful to stockholders as it provides additional insight into the amount of capital that is available to KKR’s investment funds to make future investments. Uncalled commitments are not reduced for investments completed using fund-level investment financing arrangements.

EXHIBIT A

GAAP COMMON STOCK AND ADJUSTED SHARES (UNAUDITED)

The following table provides a reconciliation of KKR's Weighted Average GAAP Shares of Common Stock Outstanding to Weighted Average Adjusted Shares:

	Quarter Ended
	September 30, 2020	June 30, 2020	September 30, 2019
Weighted Average GAAP Shares of Common Stock Outstanding - Basic	562,425,576	558,774,162	546,336,936
Adjustments:
Weighted Average KKR Holdings Units (1)	282,692,900	286,290,915	296,248,180
Weighted Average Common Stock - Series C Mandatory Convertible Preferred Stock(2)	16,736,309	—	—
Weighted Average Adjusted Shares (3)	861,854,785	845,065,077	842,585,116

	Nine Months Ended
	September 30, 2020	September 30, 2019
Weighted Average GAAP Shares of Common Stock Outstanding - Basic	560,124,947	541,631,675
Adjustments:
Weighted Average KKR Holdings Units (1)	285,757,397	297,624,035
Weighted Average Common Stock - Series C Mandatory Convertible Preferred Stock(2)	5,619,491	—
Weighted Average Adjusted Shares (3)	851,501,835	839,255,710

The following table provides a reconciliation of KKR's GAAP Shares of Common Stock Outstanding to Adjusted Shares:

	As of
	September 30, 2020	December 31, 2019
GAAP Shares of Common Stock Outstanding	566,334,746	560,007,579
Adjustments:
KKR Holdings Units (1)	278,781,478	290,381,345
Common Stock - Series C Mandatory Convertible Preferred Stock (2)	32,760,434	—
Adjusted Shares (3)	877,876,658	850,388,924

Unvested Shares of Common Stock	15,683,349	22,712,604

(1)	Shares that may be issued by KKR & Co. Inc. upon exchange of units in KKR Holdings L.P. for KKR common stock.

(2)	Assumes that all shares of Series C Mandatory Convertible Preferred Stock have been converted to shares of KKR & Co. Inc. common stock on September 30, 2020.

(3)	Amounts exclude unvested shares granted under the Equity Incentive Plans.

EXHIBIT A (CONTINUED)

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. INC. PER SHARE OF COMMON STOCK - BASIC (GAAP BASIS)
TO AFTER-TAX DISTRIBUTABLE EARNINGS PER ADJUSTED SHARE AND ADJUSTED EBITDA (UNAUDITED)
(Amounts in thousands, except share and per share amounts)

	Quarter Ended
	September 30, 2020	June 30, 2020	September 30, 2019
Net Income (Loss) Attributable to KKR & Co. Inc. Per Share of Common Stock - Basic	$1.86	$1.25	$0.44
Weighted Average Shares of Common Stock Outstanding - Basic	562,425,576	558,774,162	546,336,936
Net Income (Loss) Available to KKR & Co. Inc. Common Stockholders	$1,047,685	$698,628	$241,213
(+) Accumulated Series C Mandatory Convertible Preferred Dividend	8,817	—	—
Net Income (Loss) Attributable to KKR & Co. Inc. Common Stockholders	$1,056,502	$698,628	$241,213

(+) Net Income (Loss) Attributable to Noncontrolling Interests held by KKR Holdings L.P.	691,730	462,410	175,231
(+) Equity-based and Other Compensation - KKR Holdings L.P.	21,802	21,098	22,539
(+) Amortization of Intangibles and Other, net	11,211	58,469	49,659
(+) Strategic Corporate Transaction-Related Charges (1)	10,697	—	—
(+) Non-recurring Items (2)	—	88,322	22,839
(-) Net Unrealized Carried Interest	995,376	478,027	13,695
(-) Net Unrealized Gains (Losses)	1,088,901	867,581	130,972
(+) Unrealized Performance Income Compensation	418,728	199,375	9,281
(+) Income Tax Expense (Benefit)	359,375	206,264	53,132
(-) Income Taxes Paid	75,413	63,315	40,429

After-tax Distributable Earnings	$410,355	$325,643	$388,798
Weighted Average Adjusted Shares	861,854,785	845,065,077	842,585,116
After-tax Distributable Earnings Per Adjusted Share	$0.48	$0.39	$0.46

After-tax Distributable Earnings	$410,355	$325,643	$388,798

(+) Equity-based Compensation (Equity Incentive Plans)	42,488	39,933	54,395
(+) Income (Loss) Attributable to Noncontrolling Interests	2,709	1,002	881
(+) Income Taxes Paid	75,413	63,315	40,429
(+) Series A and B Preferred Dividends	8,341	8,341	8,341
(+) Core Interest Expense (3)	41,409	37,511	34,491
(+) Depreciation and Amortization	4,568	4,817	4,250

Adjusted EBITDA (4)	$585,283	$480,562	$531,585

(1)	Represents transaction costs related to the acquisition of Global Atlantic.

(2)
Represents a $88.3 million non-recurring impairment charge taken on one of our equity method investments during the three months ended June 30, 2020 and a non-recurring $22.8 million make-whole premium associated with KKR’s refinancing of its 2020 Senior Notes for the three months ended September 30, 2019.

(3)
Core interest expense may be used by certain debt investors as an alternative measurement of interest expense incurred by KKR and excludes interest expense related to debt obligations from investment financing arrangements related to certain of KKR’s investment funds, investment vehicles and principal investments and also excludes interest expense incurred by KFN. The financing arrangements excluded from core interest expense are not direct obligations of the general partners of KKR’s private equity funds or its management companies, and in the case of debt obligations of KFN, are non-recourse to KKR beyond the assets of KFN. KKR believes this measure is useful to debt investors as it provides an indication of the amount of interest expense borne by KKR excluding interest expense that is allocated to KKR’s investment funds, other noncontrolling interest holders and KFN. Additionally, we believe this measure is useful for analyzing KKR’s ability to service its debt obligations other than the debt obligations of KFN.

(4)
Adjusted EBITDA may be useful to debt investors in evaluating KKR's ability to service its debt and provides insight into the amount of KKR’s distributable earnings before the impact of interest expense, taxes, depreciation and amortization, equity-based compensation, preferred dividends and noncontrolling interests.

EXHIBIT A (CONTINUED)

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. INC. PER SHARE OF COMMON STOCK - BASIC (GAAP BASIS)
TO AFTER-TAX DISTRIBUTABLE EARNINGS PER ADJUSTED SHARE AND ADJUSTED EBITDA (UNAUDITED)
(Amounts in thousands, except share and per share amounts)

	Nine Months Ended
	September 30, 2020	September 30, 2019
Net Income (Loss) Attributable to KKR & Co. Inc. Per Share of Common Stock - Basic	$0.82	$2.69
Weighted Average Shares of Common Stock Outstanding - Basic	560,124,947	541,631,675
Net Income (Loss) Available to KKR & Co. Inc. Common Stockholders	$457,448	$1,456,584
(+) Accumulated Series C Mandatory Convertible Preferred Dividend	8,817	—
Net Income (Loss) Attributable to KKR & Co. Inc. Common Stockholders	$466,265	$1,456,584

(+) Net Income (Loss) Attributable to Noncontrolling Interests held by KKR Holdings L.P.	301,946	1,017,827
(+) Equity-based and Other Compensation - KKR Holdings L.P.	63,596	68,460
(+) Amortization of Intangibles and Other, net	7,454	131,192
(+) Strategic Corporate Transaction-Related Charges (1)	10,697	—
(+) Non-recurring Items (2)	88,322	22,839
(-) Net Unrealized Carried Interest	(186,537)	924,626
(-) Net Unrealized Gains (Losses)	(18,049)	1,352,181
(+) Unrealized Performance Income Compensation	(57,771)	379,181
(+) Income Tax Expense (Benefit)	204,960	386,124
(-) Income Taxes Paid	198,763	155,237

After-tax Distributable Earnings	$1,091,292	$1,030,163
Weighted Average Adjusted Shares	851,501,835	839,255,710
After-tax Distributable Earnings Per Adjusted Share	$1.28	$1.23

After-tax Distributable Earnings	$1,091,292	$1,030,163

(+) Equity-based Compensation (Equity Incentive Plans)	133,424	157,891
(+) Income (Loss) Attributable to Noncontrolling Interests	4,800	3,104
(+) Income Taxes Paid	198,763	155,237
(+) Series A and B Preferred Dividends	25,023	25,023
(+) Core Interest Expense (3)	112,784	97,724
(+) Depreciation and Amortization	14,189	12,954

Adjusted EBITDA (4)	$1,580,275	$1,482,096

(1)	Represents transaction costs related to the acquisition of Global Atlantic.

(2)
Represents a $88.3 million non-recurring impairment charge taken on one of our equity method investments during the nine months ended September 30, 2020 and a non-recurring $22.8 million make-whole premium associated with KKR’s refinancing of its 2020 Senior Notes for the nine months ended September 30, 2019.

(3)
Core interest expense may be used by certain debt investors as an alternative measurement of interest expense incurred by KKR and excludes interest expense related to debt obligations from investment financing arrangements related to certain of KKR’s investment funds, investment vehicles and principal investments and also excludes interest expense incurred by KFN. The financing arrangements excluded from core interest expense are not direct obligations of the general partners of KKR’s private equity funds or its management companies, and in the case of debt obligations of KFN, are non-recourse to KKR beyond the assets of KFN. KKR believes this measure is useful to debt investors as it provides an indication of the amount of interest expense borne by KKR excluding interest expense that is allocated to KKR’s investment funds, other noncontrolling interest holders and KFN. Additionally, we believe this measure is useful for analyzing KKR’s ability to service its debt obligations other than the debt obligations of KFN.

(4)
Adjusted EBITDA may be useful to debt investors in evaluating KKR's ability to service its debt and provides insight into the amount of KKR’s distributable earnings before the impact of interest expense, taxes, depreciation and amortization, equity-based compensation, preferred dividends and noncontrolling interests.

EXHIBIT A (CONTINUED)

RECONCILIATION OF TOTAL GAAP REVENUES TO TOTAL DISTRIBUTABLE REVENUES (UNAUDITED)
(Amounts in thousands)
	Quarter Ended
	September 30, 2020	June 30, 2020	September 30, 2019
Total GAAP Revenues	$1,895,238	$1,331,994	$790,485
(+) Management Fees - Consolidated Funds and Other	121,365	122,740	108,922
(-) Fee Credits - Consolidated Funds	25,955	14,240	3,838
(-) Capital Allocation-Based Income (Loss) (GAAP)	1,331,898	938,521	374,268
(+) Realized Carried Interest	217,978	345,665	296,344
(+) Realized Investment Income (Loss)	260,415	90,325	210,234
(-) Revenue Earned by Other Consolidated Entities	6,687	1,052	29,838
(-) Capstone Fees	17,429	17,195	—
(-) Expense Reimbursements	44,553	28,002	34,356
Total Distributable Revenues	$1,068,474	$891,714	$963,685

	Nine Months Ended
	September 30, 2020	September 30, 2019
Total GAAP Revenues	$2,225,727	$3,157,829
(+) Management Fees - Consolidated Funds and Other	362,887	348,467
(-) Fee Credits - Consolidated Funds	40,422	21,469
(-) Capital Allocation-Based Income (GAAP)	888,342	1,849,623
(+) Realized Carried Interest	924,974	838,608
(+) Realized Investment Income (Loss)	495,904	459,303
(-) Revenue Earned by Other Consolidated Entities	21,054	90,693
(-) Capstone Fees	55,542	—
(-) Expense Reimbursements	100,779	121,157
Total Distributable Revenues	$2,903,353	$2,721,265

RECONCILIATION OF TOTAL GAAP EXPENSES TO TOTAL DISTRIBUTABLE EXPENSES (UNAUDITED)
(Amounts in thousands)
	Quarter Ended
	September 30, 2020	June 30, 2020	September 30, 2019
Total GAAP Expenses	$1,093,699	$757,068	$619,533
(-) Equity-based and Other Compensation - KKR Holdings L.P.	21,802	21,098	22,539
(-) Unrealized Performance Income Compensation	418,728	199,375	9,281
(-) Amortization of Intangibles	399	379	383
(-) Strategic Corporate Transaction-Related Charges	10,697	—	—
(-) Reimbursable Expenses	50,382	38,020	38,515
(-) Expenses relating to Other Consolidated Entities	43,268	35,457	38,233
(-) Capstone Expenses	14,433	14,048	—
(+) Other	(16,792)	(6,062)	(33,672)
Total Distributable Expenses	$517,198	$442,629	$476,910

	Nine Months Ended
	September 30, 2020	September 30, 2019
Total GAAP Expenses	$1,754,075	$2,157,111
(-) Equity-based and Other Compensation - KKR Holdings L.P.	63,596	69,085
(-) Unrealized Performance Income Compensation	(57,771)	379,181
(-) Amortization of Intangibles	1,158	1,301
(-) Strategic Corporate Transaction-Related Charges	10,697	—
(-) Reimbursable Expenses	123,364	140,241
(-) Expenses relating to Other Consolidated Entities	98,726	139,248
(-) Capstone Expenses	46,278	—
(+) Other	(37,228)	(59,632)
Total Distributable Expenses	$1,430,799	$1,368,423

EXHIBIT A (CONTINUED)

RECONCILIATION OF CERTAIN GAAP TO NON-GAAP BALANCE SHEET MEASURES (UNAUDITED)
(Amounts in thousands)
	As of
	September 30, 2020	December 31, 2019
Total GAAP Assets	$70,655,333	$60,899,319
(-) Impact of Consolidation of Funds and Other Entities	43,250,461	37,453,629
(-) Carry Pool Reclassification	1,393,381	1,448,879
(-) Other Reclassifications	762,478	376,360
Total Book Assets	$25,249,013	$21,620,451

	As of
	September 30, 2020	December 31, 2019
Total GAAP Liabilities	$36,611,703	$30,396,945
(-) Impact of Consolidation of Funds and Other Entities	27,526,943	23,841,496
(-) Carry Pool Reclassification	1,393,381	1,448,879
(-) Other Reclassifications	762,478	376,360
Total Book Liabilities	$6,928,901	$4,730,210

	As of
	September 30, 2020	December 31, 2019
KKR & Co. Inc. Stockholders' Equity - Series I and II Preferred Stock, Common Stock	$10,599,310	$10,324,936
(+) Impact of Consolidation of Funds and Other Entities	398,649	327,826
(-) Other Reclassifications	17,446	17,446
(+) Noncontrolling Interests Held by KKR Holdings L.P.	5,692,718	5,728,634
(+) Series C Mandatory Convertible Preferred Stock	1,115,792	—
Book Value	$17,789,023	$16,363,950